SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2005

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On March 1, 2005, the Board of Directors of Cascade Corporation approved revised compensation arrangements for its non-employee directors.  The changes in directors’ compensation were to (1) increase the fee payable for each committee meeting attended from $700 to $1,000 effective March 1, 2005, (2) pay an annual cash retainer of $10,000 to the chair of the Audit Committee effective May 1, 2005, (3) pay an annual cash retainer of $3,000 to the chairs of the Nominating and Governance Committee and the Compensation Committee effective May 1, 2005, , and (4) subject to shareholder approval at Cascade’s 2005 annual meeting, increase the number of stock appreciation rights awarded annually to each director from 1,000 to 2,700.

                Each non-employee director other than the Chairman will continue to receive an annual retainer of $24,000.  The Chairman will continue to receive an annual retainer of $75,000.  Non-employee directors will also continue to receive $1,000 for each board meeting attended and an award of 5,000 stock appreciation rights upon initial election to the board by the shareholders of Cascade.  Directors are also reimbursed for travel and other expenses attendant to their service as board members of Cascade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER

Joseph G. Pointe
Secretary

Dated: March 4, 2005